UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2009
Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Van Buren Street Chicago, Illinois	60607

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 583-8700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On November 5, 2009, Huron Consulting Group Inc. (the “Company”) issued a press release announcing its financial results for the three and nine months ended September 30, 2009. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this report as if fully set forth herein.
The information furnished pursuant to this Item 2.02 and the attached Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On November 5, 2009, the Company announced that the Company’s Board of Directors appointed James H. Roth, currently Chief Executive Officer of the Company, to the Board of Directors on, and effective as of, November 3, 2009. Prior to being named Chief Executive Officer of the Company on July 30, 2009, Mr. Roth was Vice President, Health and Education Consulting for the Company since January 1, 2007. From the Company’s inception in 2002, Mr. Roth has been a managing director and practice leader of the Company’s Higher Education Consulting Practice. Mr. Roth receives an annual base salary of $750,000 and an annual target bonus of $500,000 from the Company in respect of his position as Vice President, Health and Education Consulting for the Company. His annual base salary and annual target bonus have not yet been increased in connection with his being named Chief Executive Officer of the Company. Mr. Roth will not receive additional compensation for his services as director.
Item 8.01. Other Events.
On November 5, 2009, the Company also announced that Gary L. Burge resigned as Treasurer of the Company, effective November 3, 2009, and that the Board of Directors appointed James K. Rojas, currently Chief Financial Officer of the Company, as Treasurer, also effective on that date.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press release, dated November 5, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc. (Registrant)
Date: November 5, 2009	/s/ James K. Rojas
James K. Rojas
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release, dated November 5, 2009